SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 20, 2007
SOLAR ENERTECH CORP.
(Exact name of Company as specified in Charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-51717 (Commission File No.)	98-0434357 (IRS Employee Identification No.)
1600 Adams Drive
Menlo Park, California 94025
(Address of Principal Executive Offices)
(650) 688-5800
(Issuer Telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.
     On December 20, 2007, Solar Enertech Corp. (the “Company”) entered in a Settlement and Release Agreement dated as of December 10, 2007 (the “Release Agreement”) with Coach Capital LLC, a Delaware limited liability company (“Coach”), pursuant to which the Company agreed to issue 1,037,580 shares of common stock to Coach in exchange for full settlement and satisfaction of certain promissory notes of the Company of which the aggregate outstanding principal balance together with all interest accrued through the date of the Release Agreement was equal to $1,245,095.89 (the “Notes”).
Item 3.02     Unregistered Sales of Equity Securities.
     As described in Item 1.01 above, on December 20, 2007, the Company agreed to issue 1,037,580 shares of Company common stock in satisfaction of $1,245,095.89 owed under the Notes held by Coach, based upon a settlement price of the common stock of $1.20 per share. The issuance of the securities described in Item 1.01 was made on December 20, 2007 to Coach as an “accredited investor” in reliance on the exemption from registration provided by Regulation D under the Securities Act of 1933, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 21, 2007

SOLAR ENERTECH CORP.
By:	/s/ Anthea Chung
Anthea Chung, Chief Financial Officer